List of active firms that have signed a Participation Agreement:

American General Life Insurance Company
Ameritas Life Insurance Corp.
Brighthouse Life Insurance Company
CMFG Life Insurance Company
Columbus Life Insurance Company
Delaware Life Insurance Company
Empower Annuity Insurance Company of America
Empower Life & Annuity Insurance Company of New York
Equitable Financial Life Insurance Company
Everlake Life Insurance Company
First Security Benefit Life Insurance and Annuity Company of New York
Forethought Life Insurance Company
Genworth Life and Annuity Insurance Company
Global Atlantic Distributors, LLC
Guardian Insurance & Annuity Company, Inc. (The)
Horace Mann Life Insurance Company
Investors Life Insurance Company of North America
Lincoln Benefit Life Company
Lincoln Life & Annuity Company of New York
Lincoln National Life Insurance Company (The)
Members Life Insurance Company
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Metropolitan Life Insurance Company
Metropolitan Tower Life Insurance Company
Midland National Life Insurance Company
Minnesota Life Insurance Company
Nassau Life Insurance Company
National Financial Services LLC
Nationwide Financial Services, Inc.
New York Life Insurance and Annuity Corporation
Principal Mutual Life Insurance Company
Principal National Life Insurance Company
Protective Life and Annuity Insurance Company
Protective Life Insurance Company
Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey
Pruco Securities, LLC
RiverSource Life Insurance Company of New York
Security Benefit Life Insurance Company

Standard Insurance Company
Talcott Resolution Life and Annuity Insurance Company
Talcott Resolution Life Insurance Company
Thrivent Financial for Lutherans
Transamerica Financial Life Insurance Company
Transamerica Life Insurance Company
Venerable Insurance and Annuity Company
Wilton Reassurance Life Company of New York